As filed with the Securities and Exchange Commission on June 10, 2016

                                                                                                                                         Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-1649949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

99 Wood Avenue South, Suite 302
Iselin, New Jersey 08830
(732) 201-4189
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Hollander
Chief Executive Officer and President
Echo Therapeutics, Inc.
99 Wood Avenue South, Suite 302
Iselin, N.J. 08830
(732) 201-4189
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin W. Waite, Esq.
Jill T. Braunstein, Esq.
Moomjian, Waite & Coleman, LLP
100 Jericho Quadrangle, Suite 208
Jericho, New York 11753
Ph: (516) 937-5900
Fax: (516) 937-5050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [     ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [     ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [     ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [     ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [     ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                         [   ]                                                                 Accelerated filer                    [   ]

Non-accelerated filer                                           [   ]                                                                Smaller reporting company   [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)

Common Stock, $.01 par value
Preferred Stock, $.01 par value
Debt Securities
Warrants
Rights
Units
Total			$25,000,000	$2,518

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $25,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate maximum offering price not to exceed $25,000,000, less the aggregate dollar amount of all securities previously issued hereunder.  Any securities registered under this registration statement may be sold separately or in combination with the other securities registered hereunder.  The securities registered also include such indeterminate amounts and number of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or in exchange for, preferred stock and debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the antidilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, recapitalizations, or similar transactions.  As of June 9, 2016, the aggregate market value of the registrant’s outstanding common stock held by non-affiliates was approximately $27,110,209, based on 11,202,566 shares held by non-affiliates and a per share price of $2.42.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000.  In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus.  The registrant has not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED JUNE 10, 2016

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ECHO THERAPEUTICS, INC.

$25,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering, shares of our common stock, shares of preferred stock, debt securities, warrants to purchase shares of our common stock, preferred stock and/or debt securities, rights, units or any combination of these securities. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $25,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus.  Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add, update, or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer the securities directly or through agents or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.  In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on The NASDAQ Capital Market.  See “Plan of Distribution.”

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “ECTE” and the closing sale price for our common stock as reported by The NASDAQ Capital Market on June 9, 2016 was $2.42 per share.  As of June 9, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $27,110,209, based on 11,484,816 shares of outstanding common stock, of which 11,202,566 shares were held by non-affiliates, and a per share price of $2.42 based on the closing sale price of our common stock as of June 9, 2016.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000.  In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our common stock involves risks.  You should carefully read the section entitled “Risk Factors” on page 6 of this prospectus and in any prospectus supplement before purchasing any shares of common stock offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated                   , 2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.  You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one of more offerings up to a total dollar amount of proceeds of $25,000,000.  This prospectus describes the general manner in which our securities may be offered by this prospectus.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

As used in this prospectus, unless the context requires otherwise, references to “Echo,” “the Company,” “we,” “us,” or “our” refer to Echo Therapeutics, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights important information about our business and about this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision.  In particular, you should read the section entitled "Risk Factors" and the information referred to therein and the financial statements and related notes incorporated by reference in this prospectus.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 99 Wood Avenue South, Suite 302, Iselin, New Jersey 08830, our telephone number is (732) 201-4189 and our website is located at www.echotx.com. The contents of our website are not part of this prospectus.

Our Business

Our mission is to improve lives through the monitoring and measurement of glucose and other analytes. We continue to develop our non-invasive (transdermal and without needles), wireless, continuous glucose monitoring (CGM) system for use in the wearable-health consumer market and the diabetes outpatient market. From fitness and diet to disease prevention and management, Echo technology has the potential to provide people with the tools needed to optimize their health. A significant, long-term opportunity exists for our CGM to be used in the diabetes, fitness, weight-loss and wearable-health sectors. Echo has also developed its needle-free skin preparation device as a platform technology that allows for enhanced skin permeation enabling extraction of analytes, such as glucose, and enhanced delivery of topical pharmaceuticals.

Echo believes that our real-time glucose data can seamlessly fit within health and wellness data services to provide an invaluable and currently untapped piece of the health algorithm that can impact health before a medical condition arises. Continuous glucose data transmitted by Echo’s sensor may be further analyzed alongside other health and wellness indications for personalized health objectives, which may include weight loss and sports training.

Continuous glucose monitoring can also help plan diabetes treatment, guide day-to-day choices about diet, exercise and insulin use, and avoid unwanted glucose excursions and the complications that they can cause. Echo believes that its CGM has the potential to improve patient compliance with frequent glucose testing, achieve better glucose control and make a positive impact on overall day-to-day diabetes management.

Additionally, Echo continues to focus on the development of additional non-invasive sensing technologies, utilizing partnerships for manufacturing and commercialization in target markets.

The Securities We May Offer

We may offer and sell from time to time any of the following securities up to a total value of $25,000,000 under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the offering:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities consisting of convertible debentures, notes or other evidences of indebtedness;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	rights to purchase our common stock;

•	units consisting of any combination of other types of securities offered under this prospectus in one or moreseries;

•	any combination of these securities.

This prospectus provides you with a general description of the securities we may offer.  When particular securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offered securities.  A prospectus supplement and any related free writing prospectus that we may provide to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves risks.  You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  In that event, the market price of our securities could decline and you could lose all or part of your investment.  You should carefully consider all of the information set forth in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein and annexed hereto and thereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the Securities and Exchange Commission. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management.  All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimates,” “intend,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements and there can be no assurance that any such expectation, estimate or projection will be met.  Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements.  These potential factors, risks and uncertainties include, among other things, such factors as:

•	our ability to obtain additional funds, if necessary, for working capital or other purposes on acceptable terms and in a timely manner;

•	our ability to regain and maintain compliance with Nasdaq’s listing requirements;

•	our ability to continue as a going concern;

•
our inability to remediate the material weakness identified, or any additional material weaknesses or significant deficiencies which occur or are discovered in the future, in our internal control over financial reporting;

•	our ability to attract and retain key technical and other highly-skilled personnel;

•	our ability to successfully develop our continuous glucose monitoring system;

•	our ability to successfully develop new technologies and services;

•	rapid technological changes in our markets;

•	our ability to protect our intellectual property;

•	our ability to comply with laws and government regulations to which our business is subject;

•	we face competition from other companies, a number of which have substantially greater resources than we do;

•	we may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims;

•	our limited market capitalization;

•	other circumstances affecting anticipated revenues and costs;

•	our directors, executive officers and significant stockholders have the ability to exert significant influence on us and on matters subject to a vote of our stockholders;

•	our failure to realize anticipated benefits from acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•
other risks and uncertainties, including those mentioned in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, as such may be amended or supplemented (see “Risk Factors”).

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for working capital, capital expenditures, and other general corporate purposes. We may also use such proceeds to fund acquisitions of businesses, technologies, or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of the material terms of our capital stock includes a summary of specified provisions of our amended and restated certificate of incorporation and amended and restated bylaws.  This description also summarizes relevant provisions of the Delaware General Corporation Law, or “DGCL.” The terms of our amended and restated certificate of incorporation and amended and restated bylaws, and the DGCL are more detailed than the general information below.  Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

Authorized Capital

Our authorized capital consists of:

•	150,000,000 shares of common stock, $0.01 par value per share, of which 11,484,816 shares are outstanding as of June 9, 2016; and

•	Preferred Stock, $0.01 par value; 40,000,000 shares authorized, consisting of:

o	10,000 shares of Series C Convertible Preferred stock, par value $0.01 per share, of which 1,000 shares are outstanding;

o	3,600,000 shares of Series D Convertible Preferred stock, par value $0.01 per share, of which 1,000,000 shares are outstanding;

o	1,748,613 shares of Series E Convertible Preferred stock, par value $0.01 per share; of which 1,748,613 shares are outstanding; and

o	6,000,000 shares of Series F Convertible Preferred stock, par value $0.01 per share, of which 5,276,180 shares are outstanding.

 Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

Preferred Stock - General

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof, as may be stated in the resolution(s) adopted by our board of directors to create such series. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of common stock or shares of preferred stock or to make other changes or additions.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated or par value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	any voting rights of the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange or market;
•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period, and any other terms of conversion (including any anti-dilution provisions, if any);

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•
any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Certain Anti-Takeover Effects

Provisions of Delaware Law.  We are a Delaware corporation. Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, a Delaware corporation shall not engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. “Business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

•
prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder’s becoming an interested stockholder;

•
upon completion of the transaction resulting in the stockholder’s becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

•
at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Classified Board of Directors; Removal of Directors for Cause.  Our restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause by either the affirmative vote of a majority of our outstanding voting stock or the board of directors. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Super-Majority Stockholder Vote Required for Certain Actions.  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 75% of our outstanding voting stock to adopt, amend or repeal any provision of our amended and restated bylaws. This “super-majority” stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, our amended and restated bylaws may be amended by the directors then in office.

Effects of Authorized but Unissued Shares.  We have shares of common stock and “blank check” preferred stock available for future issuance and may designate and issue preferred stock without stockholder approval, subject to the limitations imposed by the listing standards of the NASDAQ Capital Market or any securities market or exchange our securities may be listed or traded on. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and “blank check” preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Manhattan Transfer Registrar Company is the transfer agent and registrar for our common stock.  The transfer agent and registrar’s address is 531 Cardens Court, Erie, Colorado, 80516.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities may be issued in one or more series as may be authorized from time to time.

A prospectus supplement will describe the particular terms of any series of debt we may issue, which may include: title and aggregate principal amount and, if a series, the total amount authorized and the total amount outstanding as of the most recent practicable date; whether the securities will be senior, subordinated or junior subordinated; whether the securities will be secured or unsecured; the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any; whether the securities are convertible into or exchangeable for other securities; the date or dates on which principal will be payable and maturity date(s); interest rate(s) or the method for determining the interest rate(s); dates on which interest will accrue or the method for determining dates on which interest will accrue; redemption, early repayment or extension provisions; material covenants applicable to the particular debt securities being issued; and any other material terms of such debt securities.

The material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will also be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other documentation that is not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Warrants may be issued independently or together with any preferred stock, common stock, debt securities, and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent, if any, will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants if separate from the warrant agreement, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or in combination with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

Any transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices that may change, at prevailing market prices, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. Each time we sell securities in a particular offering, we will set forth in a prospectus supplement:

•	the material terms of the offering;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the type and amount of any compensation, discounts, or commissions to be received by underwriters, dealers or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	the nature of any transactions by underwriters, dealers, and agents during the offering that are intended to stabilize or maintain the market price of our securities;

•	the terms of any indemnification provisions; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale of our securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on The Nasdaq Capital Market (Nasdaq).  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance.  Unless the applicable prospectus supplement states otherwise, each series of preferred stock, series of warrants, or other securities will be a new issue and will have no established trading market.  The applicable prospectus supplement will indicate if we elect to list a series of warrants on an exchange.  Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Moomjian, Waite & Coleman, LLP, Jericho, New York.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 included in this Prospectus have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to our shares of common stock offered hereby.  This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and our common stock in the registration statement.  We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement and the exhibits and schedules thereto, as well as other information that we file with the SEC, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains information that registrants, including us, file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC. Our website address is www.echotx.com. The contents of our website are not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                   The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement.  The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

                    We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 20, 2016;
•
our Current Reports on Form 8-K filed with the SEC on January 6, 2016, January 8, 2016, January 12, 2016, February 1, 2016, February 3, 2016, February 10, 2016, February 12, 2016, March 10, 2016, March 22, 2016, April 6, 2016, April 14, 2016, April 19, 2016, May 4, 2016, May 26, 2016 and June 3, 2016; and

•
the description of our common stock contained in the Registration Statement on Form 8-A12G filed with the SEC on August 22, 1997 and November 12, 1997, which incorporates such description from the Registrant’s Registration Statement on Form SB-2 filed with the SEC on June 25, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated shall be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

You may request a copy of any of the documents that we incorporate by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Echo Therapeutics, Inc.
99 Wood Avenue South, Suite 302
Iselin, New Jersey 08830
Attn: Mr. Alan W. Schoenbart, Chief Financial Officer
(732) 201-4189
ASchoenbart@echotx.com

You may also access the documents incorporated by reference into this prospectus at our website address at http://echotx.com/investors/sec-filings/.  The other information and content contained on or linked from our website are not part of this prospectus. Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation requires that we indemnify our directors and officers for certain liabilities incurred in the performance of their duties on our behalf.  We have also entered into indemnification agreements with each of our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature).  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS DATED ___________, 2016

ECHO THERAPEUTICS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

The issuer has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or the issuer's solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our Company have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, if any, to be incurred by us in connection with the sale and distribution of the shares being registered.  Other than the SEC registration fee, the amounts stated are estimates. In addition, the registrant may be charged additional listing fees by The Nasdaq Capital Market upon issuance of the securities being offered by this prospectus.

Securities and Exchange Commission registration fee	$2,518.00
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent and registrar fees		(1)
Printing expenses and Miscellaneous		(1)
Total		$(1)

(1)   These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit a director's liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Our Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

We have entered into an indemnification agreement with each of our directors and executive officers  which requires us, among other things, to indemnify them against certain liabilities which may arise by reason of his status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits

Reference is made to the Exhibit Index filed as part of this registration statement.  All exhibits have been previously filed unless otherwise noted.

Item 17.	Undertakings

(a)           The undersigned Registrant hereby undertakes:

    (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

    (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

    (A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

   (5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)           If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on June 10, 2016.

ECHO THERAPEUTICS, INC. By: /s/ Scott W. Hollander Name: Scott W. Hollander Title: Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2016.  Each person whose signature appears below constitutes and appoints Scott W. Hollander and Alan W. Schoenbart, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Echo Therapeutics, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title
/s/ Scott W. Hollander Scott W. Hollander	Chief Executive Officer and President (Principal Executive Officer) and Director
s/ Alan W. Schoenbart Alan W. Schoenbart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael M. Goldberg Michael M. Goldberg	Chairman of the Board
/s/ Shepard M. Goldberg Shepherd M. Goldberg	Director

/s/ Elazer R. Edelman Elazer R. Edelman	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.
4.1	Specimen certificate for Common Stock is incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed December 2, 2013.
4.2*	Form of Certificate of Designation of Preferred Stock and Preferred Stock Certificate.
4.3*	Form of Debt Securities.
4.4*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.5*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.6*	Form of Debt Securities Warrant Agreement and Warrant Certificate.
4.7*	Form of Rights Agent Agreement (including form of Rights Certificate).
4.8*	Form of Unit Agreement.
5.1**	Opinion of Moomjian, Waite & Coleman, LLP.
23.1**	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Moomjian, Waite & Coleman, LLP (included in Exhibit 5.1).
24	Power of Attorney (included in the signature page).
_______________
*
To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

**	Filed herewith.